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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report on the financial statements of Crabtree Capital Corporation and Subsidiaries (not included in this registration statement), dated May 20, 1996 and to all references to our Firm included in this registration statement.

                                                     ARTHUR ANDERSEN LLP


Chicago, Illinois
December 23, 1996